NOTICE OF GUARANTEED DELIVERY
for
Tender of Shares of Common Stock
of
ASSET ACCEPTANCE CAPITAL CORPORATION
(not to be used for signature guarantees)

As set forth in Section 3 of the Offer to Purchase, dated May 9, 2007, if a stockholder desires to tender shares under the tender offer and the stockholder’s share certificates are not immediately available or cannot be delivered to the depositary before the expiration date, or the procedure for book-entry transfer cannot be completed on a timely basis, or if time will not permit all required documents to reach the depositary before the expiration date, the shares may nevertheless be tendered pursuant to this Notice of Guaranteed Delivery, provided that all of the following conditions are satisfied:

•	the tender is made by or through an eligible guarantor institution;

•	the depositary receives by hand, mail, overnight courier, telegram or facsimile transmission, before the expiration date, this Notice of Guaranteed Delivery, specifying the price at which shares are being tendered, including (where required) a signature guarantee by an eligible guarantor institution in the form set forth in this Notice of Guaranteed Delivery; and

•	the share certificates, in proper form for transfer, or confirmation of book-entry transfer of the shares into the depositary’s account at the book-entry transfer facility, together with a properly completed and duly executed letter of transmittal, or a manually signed facsimile thereof, and including any required signature guarantees, or an agent’s message, and any other documents required by the letter of transmittal, are received by the depositary within three business days after the date of receipt by the depositary of this Notice of Guaranteed Delivery.

This form or a facsimile of it, signed and properly completed, may be delivered by hand or transmitted by facsimile transmission or mailed to the Depositary so that it is received by the Depositary before the expiration date and must include a guarantee by “an eligible guarantor institution. See Section 3 of the Offer to Purchase.

The Depositary for the Offer is:

By Mail:	By Facsimile Transmission:	By Hand or Overnight Courier:

LaSalle Bank, N.A. Attn: Corporate Action Dept. P. O. Box 3344 480 Washington Boulevard, 27th Floor South Hackensack, NJ 07310 (201) 680-4860	For Eligible Institutions Only: (201) 680-4626 For Confirmation Only Telephone: (201) 680-4860	LaSalle Bank, N.A. Attn: Corporate Action Dept. 480 Washington Boulevard, 27th Floor South Hackensack, NJ 07310 (201) 680-4860

Any questions or requests for assistance or additional copies may be directed to the Information Agent at its telephone number or address set forth below. You may also contact your broker, dealer, commercial bank or trust company or other nominee for assistance concerning the Offer.

The Information Agent for the Offer is:	The Dealer Manager for the Offer is:

105 Madison Avenue	277 Park Avenue, 9th Floor
New York, New York 10016	New York, NY 10172
(212) 929-5500 (Call Collect)	(212) 622-2922 (Call Collect)
or	(877) 371-5947 (Call Toll-Free)
Call Toll-Free (800) 322-2885
Email:tenderoffer@mackenziepartners.com

FOR THIS NOTICE TO BE VALIDLY DELIVERED IT MUST BE RECEIVED BY THE DEPOSITARY AT ONE OF THE ABOVE ADDRESSES PRIOR TO THE EXPIRATION DATE. DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

Ladies and Gentlemen:

The undersigned hereby tenders the above described shares to Asset Acceptance Capital Corp., a Delaware corporation (“AACC”) at the price per share indicated below, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal (which together constitute the “Offer”), receipt of which are hereby acknowledged.

BOX A

SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER
(SEE INSTRUCTION 5 OF THE LETTER OF TRANSMITTAL)

By checking one of the boxes below instead of the box under Box B, “Shares Tendered at Price Determined Under the Tender Offer,” the undersigned hereby tenders shares at the price checked. This action could result in none of the shares being purchased if the purchase price determined by AACC for the shares is less than the price checked below. A stockholder who desires to tender shares at more than one price must complete a separate Letter of Transmittal for each price at which shares are tendered. The same shares cannot be tendered, unless previously properly withdrawn as provided in Section 4 of the Offer to Purchase, at more than one price.

Price (in dollars) per share at which shares are being tendered (check the appropriate box to indicate the tender price, not to be less than $18.25 and not to exceed $20.00

☐ $18.25	☐ $18.75	☐ $19.25	☐ $19.75
☐ $18.50	☐ $19.00	☐ $19.50	☐ $20.00

Check the appropriate box above or, alternatively, check the box below under Box B, “Shares Tendered at Prices Determined Under the Tender Offer.” Unless you check the box under Box B, if you do not check one and only one of the boxes above, you will not have validly tendered your shares.

BOX B

SHARES TENDERED AT PRICE DETERMINED UNDER THE TENDER OFFER
(SEE INSTRUCTION 5 OF THE LETTER OF TRANSMITTAL)

☐	The undersigned wants to maximize the chance of having AACC purchase all of the shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this box instead of one of the boxes in Box A, the undersigned hereby tenders shares at, and is willing to accept, the purchase price determined by AACC in accordance with the terms of the Offer. I understand this action will have the same effect as if I selected the minimum price of $18.25 per share.

You will not have validly tendered your shares if more than one box is checked or if no box is checked.

CONDITIONAL TENDER
(SEE INSTRUCTION 6 TO THE LETTER OF TRANSMITTAL)

A stockholder may tender shares subject to the condition that a specified minimum number of the stockholder’s shares tendered pursuant to this Letter of Transmittal must be purchased if any shares tendered are purchased, all as described in the Offer to Purchase, particularly in Section 6 thereof. Unless the minimum number of shares indicated below is purchased by AACC in the Offer, none of the shares tendered by such stockholder will be purchased. It is the responsibility of the stockholder to calculate the minimum number of shares that must be purchased if any are purchased, and AACC urges stockholders to consult their own tax advisor before completing this section. Unless this box has been checked and a minimum specified, the tender will be deemed unconditional.

☐	Minimum number of shares that must be purchased, if any are purchased: _ _ shares

If, because of proration, the minimum number of shares designated will not be purchased, AACC may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering stockholder must have tendered all of his or her shares and checked the box below.

☐	The tendered shares represent all shares held by the undersigned.

ODD LOTS
(SEE INSTRUCTION 9 IN THE LETTER OF TRANSMITTAL)

To be completed only if shares are being tendered by or on behalf of a person owning beneficially or of record an aggregate of fewer than 100 shares.

The undersigned either (check one box):

☐	is the beneficial or of record an aggregate of fewer than 100 shares and is tendering all of those shares; or

☐	is a broker, dealer, commercial bank, trust company or other nominee that: (a) is tendering, for the beneficial owner(s) thereof, shares with respect to which it is the record owner; and (b) believes, based upon representations made to it by such beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 shares and is tendering all of such shares.

In addition, the undersigned is tendering shares either (check one box):

☐	at the price per share indicated in Box A above under “Shares Tendered at Price Determined By Stockholder;” or

☐	at the purchase price, as the same shall be determined by AACC in accordance with the terms of the Offer (persons checking this box should check Box B on page 2).

Number of shares of common stock:

Name(s) of Record Holder(s):

Certificate Nos. (if available):

Address: If shares will be delivered by book-entry

Transfer, provide the following information:

Account Number:

Zip Code:

Area code and Tel. No.:

Signature(s):

Dated: _ _

GUARANTEE
(NOT TO BE USED FOR SIGNATURE GUARANTEES)

The undersigned is a firm or other entity that is a member in good standing of a registered national securities exchange, or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office, branch or agency in the United States and represents that: (a) the above-named person(s) “own(s)” the shares tendered hereby within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended, and (b) such tender of shares complies with Rule 14e-4, and guarantees that the Depositary will receive (i) certificates for the shares tendered hereby in proper form for transfer, or (ii) confirmation that the shares tendered hereby have been delivered pursuant to the procedure for book-entry transfer (set forth in Section 3 of the Offer to Purchase) into the Depositary’s account at The Depository Trust Company, together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile of it), or an Agent’s Message (as described in the Offer to Purchase), and any other documents required by the Letter of Transmittal, all within three trading days after the date the Depositary receives this Notice of Guaranteed Delivery.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates representing shares to the Depositary within the time period set forth herein. Failure to do so could result in financial loss to such Eligible Institution.

Name of Firm:

Authorized Signature:

Address:

Title:

Name:

Zip Code:

Please Type or Print:

Area Code and Tel. No.:

Dated: _ _

DO NOT SEND STOCK CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY. STOCK CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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